Exhibit 10.6

ISRAEL

TESSERA TECHNOLOGIES, INC.

RESTRICTED STOCK AWARD GRANT NOTICE AND

RESTRICTED STOCK AWARD AGREEMENT

Tessera Technologies, Inc., a Delaware corporation (the “Company”), pursuant to its 2003 Equity Incentive Plan and the Sub-Plan for Israeli Participants thereunder (together, as amended to date, the “Plan”), hereby grants to the Holder listed below (“Participant”), the number of shares of the Company’s common stock, par value $0.001 (the “Common Stock”), set forth below (the “Restricted Shares”). This Award for Restricted Shares is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) (including, without limitation, the restrictions on the Restricted Shares set forth in the Restricted Stock Agreement) and the Plan, and the Trust Agreement (as defined in the Plan) attached hereto as Exhibit B, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Participant:

Employee ID

Grant Date:

Total Number of Shares Subject to Award:	shares

Total Purchase Price:	$ (Total Number of Shares x $0.001)

Type of Award/Elected Tax Route:	[Trustee 102 Award (CGA)]

Vesting Schedule:	Twenty-five percent (25%) of the Unreleased Shares shall be released from the Company’s Repurchase Option on the first anniversary of the Grant Date, and the remaining Unreleased Shares shall be released from the Company’s Repurchase Option on each subsequent anniversary of the Grant Date, equal to 25% of the original Grant Date thereafter, subject to Holder’s continued service as a Service Provider on each such date, so that all of the Unreleased Shares shall be released from the Company’s Repurchase Option four (4) years after the original Grant Date.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement, the Trust Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan, the Trust Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement, the Trust Agreement, and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice, the Trust Agreement or the Restricted Stock Agreement. Participant acknowledges that he or she is familiar with the provisions of Section 102, the elected Tax Route set forth above and the Trust Agreement, which is attached to this Grant Notice as Exhibit B, and that Participant undertakes not to sell or transfer the Restricted Shares or Rights prior to the lapse of the Minimum Trust Period, unless Participant pays all taxes that may arise in connection with such sale or transfer as provided in this Agreement.

I have read and accepted all terms and conditions of the Plan posted on www.etrade.com. Below are instructions on how to access the Plan:

1. Log into your E*TRADE account.

2. Click on Employee Stock Plan.

3. Click on Company Info.

4. Click on Documents.

5. Click on 2003 Plan.

TESSERA TECHNOLOGIES, INC.:		PARTICIPANT:

By:		By:
Print Name:	Michael Anthofer	Print Name:
Title:	EVP, Chief Financial Officer
Address:	3025 Orchard Parkway	Date:
San Jose, CA 95134
Date:

EXHIBIT A

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Tessera Technologies, Inc., a Delaware corporation (the “Company”), has granted to Participant the right to purchase the number of shares of the Company’s common stock, par value $0.001, under the Company’s 2003 Equity Incentive Plan and the Sub-Plan for Israeli Participants thereunder (together, as amended to date, the “Plan”), as set forth in the Grant Notice (the “Restricted Shares”).

ARTICLE I.

GENERAL

1.1 Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.

(a) “Administrator” shall mean the Board or the Committee responsible for conducting the general administration of the Plan in accordance with Section 4 of the Plan; provided that if Participant is a Non-Employee Director, “Administrator” shall mean the Board.

1.2 Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1 Award of Restricted Stock.

(a) Award. In consideration of Participant’s agreement to remain in the service or employ of the Company or one of its Subsidiaries, and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the Restricted Shares subject to the Award, as of the Grant Date, the Company issues to Participant the Award described in this Agreement (the “Award”). The number of Shares of Common Stock subject to the Award is set forth in the Grant Notice. Participant is an Employee or Non-Employee.

(b) Purchase Price; Book Entry Form. The purchase price of the Restricted Shares is set forth on the Grant Notice. The Restricted Shares shall be issued in uncertificated form. At the sole discretion of the Administrator, the Restricted Shares will be issued in either (i) uncertificated form, with the Restricted Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Section 2.2(c) and Article III hereof, the Company shall cause certificates representing the Restricted Shares to be issued to Participant; or (ii) certificate form pursuant to the terms of Sections 2.1(c) and (d) hereof, and subject to the conditions set forth in Article III hereof.

(c) Legend. Certificates representing Restricted Shares issued pursuant to this Agreement shall, until all restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed and new certificates are issued, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT, DATED [                     , 20        ], BY AND BETWEEN TESSERA TECHNOLOGIES, INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d) Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of the certificates representing the Restricted Shares until all of the restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed; in such event Participant shall not retain physical custody of any certificates representing unvested Restricted Shares issued to him.

2.2 Restrictions.

(a) Forfeiture. Any Restricted Shares subject to this Award that are not vested as of the date Participant ceases to be an Employee or Non-Employee shall thereupon be forfeited immediately and without any further action by the Company. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.2 hereof and the exposure to forfeiture set forth in this Section 2.2(a).

(b) Vesting and Lapse of Restrictions. Subject to Section 2.2(a), the Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth on the Grant Notice.

(c) Tax Withholding; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement (including, without limitation, Section 2.1(b) hereof):

(i) No new certificate shall be delivered to Participant or his legal representative unless and until Participant or his legal representative shall have paid to the Company the full amount of all tax withholding or other obligations in a manner contemplated by Section 4.2 hereof or other taxes applicable to the taxable income of Participant resulting from the grant of Restricted Shares or the lapse or removal of the Restrictions.

(ii) The Company shall not be required to issue or deliver any certificate or certificates for any Restricted Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Restricted Shares to listing on all stock exchanges on which such Stock is then listed, (B) the completion of any registration or other qualification of the Restricted Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the Restrictions lapse as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE III.

TRUST PROVISIONS

3.1 Issuance of Shares to Trust. Each Restricted Share issued pursuant to this Agreement (and any other Right received in respect of such Restricted Shares while such Restricted Shares are held in the Trust) shall be deposited with the Trustee and held in Trust for the benefit of Participant, for the period of time required by Section 102 (the “Minimum Trust Period”), until such time that such Restricted Shares or Rights are released from the Trust as herein provided. The Trustee shall hold such Restricted Shares or Rights pursuant to the instructions provided by the Administrator from time to time, provided such instructions are consistent with the terms of the Plan, the Trust Agreement and all Applicable Laws.

3.2 Minimum Trust Period; Release of Restricted Shares from Trust. Subject to the provisions of Section 102, in order to obtain favorable Trustee 102 Awards tax treatment, Participant shall not be entitled to sell or release from Trust any Restricted Share issued hereunder or any Rights received with respect to such Restricted Shares, until the lapse of the Minimum Trust Period required under Section 102. Notwithstanding the above, if any such sale or release occurs during the Minimum Trust Period, the implications under Section 102 shall apply to, and shall be borne by, Participant. In the event the requirements for a Trustee 102 Award are not met, then the Restricted Shares and any Rights received with respect to such Restricted Shares shall be regarded as Non-Trustee 102 Awards, all in accordance with the provisions of Section 102.

3.3 Condition to Release of Restricted Shares from Trust. No Restricted Shares (or Rights received in respect of such Restricted Shares while such Restricted Shares are held in the Trust) shall be sold or released from the Trust to Participant unless and until Participant shall have satisfied all of Participant’s tax obligations with respect to such Restricted Shares or Rights (including, without limitation, social security and health insurance payments, if applicable) and shall have provided the Trustee with sufficient confirmation of the satisfaction of such tax obligations, in a form satisfactory in the opinion of the Trustee. Holder shall satisfy such tax obligations in any manner contemplated by Section 4.2 hereof.

In general, according to the capital gains Tax Route, which was elected by the Company, taxable income that should be attributed to Participant as a result of the issuance of Restricted Shares will be tax-free on their date of issuance but will be taxed on the sale of such Shares or their transfer from the Trustee to Participant. If the Restricted Shares are held in Trust by the Trustee until the lapse of the Minimum Trust Period, gains derived from the sale of such Shares shall be classified as capital gains and taxed at a rate of 25%, except for the benefit derived at the time of issuance of the Restricted Shares, equal to the difference between (a) the average closing price of the Common Stock on a stock exchange during 30 trading days prior to the date of issuance, and (b) the applicable purchase price. Such benefit shall be subject to tax at the time of sale of the Restricted Shares, or transfer, as ordinary income (i.e., at marginal tax rates (currently up to 49%) plus social security and national health insurance payments).

3.4 Rights as a Shareholder While Restricted Shares are Held in Trust. Once the Restricted Shares are issued, Participant shall have rights equivalent to those of a shareholder of Common Stock and shall be a shareholder when the shares of Common Stock are issued to Participant and recorded in the name of the Participant on the books and records of the Company by the duly authorized transfer agent of the Company. Participant shall be entitled to receive dividends with respect to such Restricted Shares and to vote the same at any meeting of the shareholders of the Company. For so long as such Restricted Shares are held in the Trust by the Trustee on behalf of Participant, the cash dividends paid with respect thereto shall be remitted directly to Participant. In the event a dividend in the form of shares (including bonus shares of Common Stock and any Rights with respect to the Restricted Shares) is declared on the shares of Common Stock held in the Trust by the Trustee on behalf of Participant, such stock dividend shall be issued to the Trustee for the benefit of Participant, shall be subject to the provisions of the Plan, and the Minimum Trust Period for such Rights shall be measured from the commencement of the Minimum Trust Period applicable to such Restricted Shares with respect to which the dividend was declared, subject to Applicable Laws. Furthermore, such Rights shall be subject to the elected Tax Route under Section 102, which is applicable to such Shares. No adjustment shall be made for a dividend or other Right for which the record date is prior to the date the Restricted Shares are issued, except as provided in the Plan. For so long as Restricted Shares are held in Trust by the Trustee on behalf of Holder, the voting rights at the Company’s general meeting attached to such Restricted Shares will remain with the Trustee. However, the Trustee shall not exercise such voting rights at general meetings. The Trustee shall not be required to notify Participant of any meeting of the Company’s shareholders.

3.5 Nontransferability of Awards Held in Trust. So long as Restricted Shares are held by the Trustee on behalf of Participant, such Restricted Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution.

ARTICLE IV.

TAX IMPLICATIONS

4.1 Tax Consequences. Any tax consequences arising from the issuance or vesting of the Restricted Shares, or from any other event or act (of the Company, its Parent or Subsidiary, the Trustee or Participant), hereunder, shall be borne solely by Participant (including, without limitation, Participant’s social security and national health insurance payments, if applicable). The Company and/or its Parent or Subsidiary, and/or the Trustee shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, Participant shall agree to indemnify the Company and/or its Parent or Subsidiary and/or the Trustee and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to Participant.

4.2 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to Participant of any taxes or other sums required by all Applicable Laws to be paid or withheld with respect to the issuance, vesting, sale or release from the Trust of any Restricted Shares (or Rights issued with respect to such Restricted Shares). The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Participant to satisfy such tax or other obligations by the delivery to the Company, the Trustee or the appropriate authorities of cash in an amount equal to the sums required to be paid or withheld, may also allow such Participant to elect to have the Company withhold Restricted Shares or may allow the return of Shares having a Fair Market Value equal to the sums required to be paid or withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, sale or release from the Trust of any Restricted Shares issued pursuant to this Agreement (or Rights issued with respect to such Restricted Shares) (or which may be repurchased from the Participant of such Award within six (6) months after such shares were acquired by Participant from the Company) in order to satisfy Holder’s tax or other liabilities with respect to the issuance, vesting, sale or release from the Trust of any Restricted Shares (or Rights issued with respect to such Restricted Shares), shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the statutory tax rates that are applicable to such taxable income. In addition, without derogating from Participant’s obligations to pay taxes or other sums as and when due, upon the sale by Participant of any Restricted Shares held in the Trust or release of such Restricted Shares from the Trust, the Company may (by itself or through the Trustee) withhold from the proceeds of such sale all applicable taxes or other amounts, in which event the Company (or the Trustee) shall remit the amount withheld to the appropriate authorities, shall pay the remaining balance of such sale proceeds to Participant and shall report to such holder the amount so withheld and paid to said authorities.

4.3 No Release of Awards or Restricted Shares Until Payments Made. The Company and/or, when applicable, the Trustee shall not be required to release any Restricted Shares (or Rights issued with respect to such Restricted Shares) to Participant until all required payments have been fully made.

4.4 Dividends. Any dividends payable with respect to the Restricted Shares shall be subject to any applicable taxation on the distribution of dividends, and when applicable subject to the provisions of Section 102.

ARTICLE V.

OTHER PROVISIONS

5.1 Restricted Stock Not Transferable. No Restricted Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section notwithstanding, with the consent of the Administrator, and subject to Section 3.5 above, the Restricted Shares may be transferred to certain persons or entities related to Participant, including, but not limited to, members of Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Participant’s family or to such other persons or entities as may be expressly approved by the Administrator, pursuant to any such conditions and procedures the Administrator may require.

5.2 Rights as Shareholder. Except as provided in Article III hereof or as otherwise provided herein, upon the Grant Date Participant shall have all the rights of a shareholder with respect to the Restricted Shares, subject to the Restrictions herein, including the right to vote the Restricted Shares and the right to receive any cash or stock dividends paid to or made with respect to the Restricted Shares; provided, however, that at the discretion of the Company, and prior to the delivery of Restricted Shares, Participant may be required to execute a shareholders agreement in such form as shall be determined by the Company.

5.3 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

5.4 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws, except to the extent that mandatory provisions of the law of the State of Israel apply.

5.5 Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.6 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of Participant.

5.7 Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his address shown in the Company records, and to the Company at its principal executive office.

5.8 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.9 Compliance with Applicable Laws. This Agreement shall be subject to all Applicable Laws. The issuance of Restricted Shares under this Agreement shall entitle the Company to require Participant to comply with such Applicable Laws as may be necessary. Furthermore, the issuance of the Restricted Shares under this Agreement shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan.

EXHIBIT B

TRUST AGREEMENT

[ATTACHED]

כתב נאמנות

שנחתם ביום __ בחודש ינואר שנת 2007

בין :

ג.ל.ע נאמנויות 102
מרחוב וייצמן 2
תל-אביב 64239
(להלן - **"הנאמן"**)

מצד אחד

לבין :

טסרה ישראל בע"מ
פארק טכנולוגי "מנחת", בניין 4
ירושלים 48328

אייסקואד בע"מ
רח' הברזל 6א'
תל אביב 69719
(להלן - **"החברה"**)

מצד שני

הואיל: וביום 30 בדצמבר 2005 חברת Tessera Technologies, Inc. שהיא בעלת שליטה בחברה (**"החברה המקצה"**) אימצה תכנית הקצאת מניות לעובדים של **החברה וחברות** בנות שלה כמשמעותה בסעיף 102 לפקודה (להלן – **"התכנית"**);

והואיל: ועל-פי התכנית תקצה החברה המקצה מדי פעם בפעם מניות שלה או אופציות לרכישת מניותיה (**"המניות"**) לעובדים של החברה ושל חברות בנות שלה, בהקצאת מניות באמצעות נאמן;

והואיל: ועל-פי התכנית יוקצו כל המניות בהקצאה לנאמן, כדי שיחזיק אותן בנאמנות עד תום התקופה, כאמור בפקודה, בכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג - 2003 (להלן – **"הכללים"**), בתכנית ובכתב נאמנות זה;

והואיל: והחברה המקצה בחרה בג.ל.ע נאמנויות 102, לשמש כנאמן לצורך תכנית ההקצאה האמורה והוא הביע את הסכמתו לשמש כנאמן בעבור החברה ועובדיה.

- 2 -

לפיכך הוסכם בין הצדדים כדלקמן:

1. המבוא לכתב נאמנות זה, מהווה חלק בלתי נפרד ממנו

2. על-פי התכנית לא תופקדנה המניות אצל עובדי החברה אלא תופקדנה בידי הנאמן ותוחזקנה בידיו עד לתום התקופה, כהגדרתה בסעיף 102 לפקודה

3. לפני ששולם המס החל כאמור בסעיף 7 לכללים, המניות לא תהיינה ניתנות להעברה, המחאה, משכון, עיקול, או שעבוד אחר מרצון, ולא יינתן בשלהן כל יפוי כוח או כתב העברה בין אם תוקפם מיידי ובין אם תוקפם בתאריך עתידי, למעט העברה מכוח צוואה או על-פי דין. הועברו המניות מכוח צוואה או על-פי דין כאמור, יחולו הוראות סעיף 102 והוראות הכללים על יורשיו או נעבריו של העובד.

4. לאחר תום התקופה יהיה כל עובד רשאי בכל עת לדרוש מהנאמן להעביר על שמו את המניות שהוא זכאי להן, ובלבד שהנאמן לא יעביר את המניות כאמור אלא לאחר ששולם המס החל לפי סעיף 102 לפקודה ולפי הכללים (להלן – "המס החל") ובידי הנאמן אישור לכך מפקיד השומה

5. אם על-פי תנאי התכנית יוענקו לעובד זכויות לרכישת מניות או שיוקצו לו בשל המניות מניות הטבה, יוקצו הזכויות או מניות ההטבה על שם הנאמן העובד יהיה זכאי להורות לנאמן לממש את הזכויות או את מניות ההטבה לאחר תום התקופה כקבוע בתכנית. המניות נשא הזכויות יוקצו לנאמן בהתאם לאמור בסעיף 2 לכללים ויחולו עליהם הוראות התכנית, לרבות בחירת מסלול המיסוי והוראות כתב התחייבות זה, ואולם פרק הזמן עד תום התקופה יימנה מיום הקצאת המניות שבשלן הוקצו הזכויות או מניות ההטבה

6. החברה מתחייבת כלפי הנאמן כי החברה המקצה לא תקצה מניות לעובדים במסגרת תכנית הקצאה, אם לא הצהיר העובד כי ידועות לו הוראות סעיף 102 לפקודה ומסלול המס החל עליו, וכן על הסכמתו בכתב לאמור בכתב נאמנות זה ועל התחייבותו שלא לממש את המניות לפני תום התקופה, כהגדרתה בסעיף 102 לפקודה.

7. מובהר כי משמעות סעיפים 2 עד 6 לעיל הינה כדלקמן: (1) אם העובד יממש באופן רצוני את המניות (או זכויות לפי סעיף 5) לפני תום התקופה יחולו ההוראות הנוגעות לאי עמידה בתקופת החחזקה, כאמור בסעיף 102(ב)(4) לפקודה ובכללים; (2) הנאמן יוכל למכור או להעביר את המניות (או זכויות לפי סעיף 5) לפני תום התקופה רק לאחר תשלום המס לפקיד השומה כמתחייב לפי ההוראות הנוגעות לאי עמידה בתקופת ההחזקה, כאמור בסעיף 102(ב)(4) לפקודה ובכללים.

ולראיה באו הצדדים על החתום:

TESSERA ISRAEL LTD.

טסרה ישראל בע"מ

Eyesquad Ltd.

אייסקוואד בע"מ

ג.ל.ע באמנויות 102

G.L.E 102 TRUSTS

הנאמן